EX-99.906CERT


                                  CERTIFICATION

         Anthony J. Ghoston, President, and Thomas G. Napurano, Chief Financial Officer and Treasurer of CCMI Funds (the "Registrant"), each certify to the best of his or her knowledge that:

         1. The Registrant's periodic report on Form N-CSR for the period ended November 30, 2004 (the "Form N-CSR") fully complies with the requirements of Sections 15(d) of the Securities Exchange Act of 1934, as amended; and

         2. The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

President                                  Chief Financial Officer and Treasurer
CCMI Funds                                 CCMI Funds


 /s/ Anthony J. Ghoston                      /s/ Thomas Napurano
----------------------------------         -------------------------------------
Anthony J. Ghoston                         Thomas G. Napurano
Date:    February 8, 2005                 Date:   February 9, 2005
     -------------------------------       ------------------------------


A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to CCMI Funds and will be retained by CCMI Funds and furnished to the Securities and Exchange Commission (the "Commission") or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. ss. 1350 and is not being filed as part of the Form N-CSR filed with the Commission.